Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under the Trust

Indenture Act of 1939 of a Corporation

Designated to Act as Trustee

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558

(I.R.S. Employer Identification Number)

400 South Hope Street, Suite 500
Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Rhea L. Ricard, Legal Department

The Bank of New York Mellon Trust Company, N.A.

400 South Hope Street, Suite 500

Los Angeles, California 90071

(213) 630-6476

(Name, address and telephone number of agent for service)

SESI, L.L.C.

(Exact name of obligor as specified in its charter)

Delaware	76-0664124
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

1001 Louisiana Street, Suite 2900
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

7.75% Senior Notes due 2024 and

Guarantees of 7.75% Senior Notes due 2024

(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
Superior Energy Services, Inc.	Delaware	75-2379388	1001 Louisiana Street, Suite 2900, Houston, Texas 77002
1105 Peters Road, L.L.C.	Louisiana	76-0664198	1001 Louisiana Street, Suite 2900, Houston, Texas 77002
Complete Energy Services, Inc.	Delaware	73-1719295	1001 Louisiana Street, Suite 2900, Houston, Texas 77002
Connection Technology, L.L.C.	Louisiana	76-0664128	1001 Louisiana Street, Suite 2900, Houston, Texas 77002
CSI Technologies, LLC	Texas	47-0946936	1001 Louisiana Street, Suite 2900, Houston, Texas 77002
H.B. Rentals, L.C.	Louisiana	72-1307291	1001 Louisiana Street, Suite 2900, Houston, Texas 77002
International Snubbing Services, L.L.C.	Louisiana	76-0664134	1001 Louisiana Street, Suite 2900, Houston, Texas 77002
Pumpco Energy Services, Inc.	Delaware	71-0987310	1001 Louisiana Street, Suite 2900, Houston, Texas 77002
SPN Well Services, Inc.	Texas	26-0372682	1001 Louisiana Street, Suite 2900, Houston, Texas 77002
Stabil Drill Specialties, L.L.C.	Louisiana	76-0664138	1001 Louisiana Street, Suite 2900, Houston, Texas 77002
Superior Energy Services, L.L.C.	Louisiana	76-0664196	1001 Louisiana Street, Suite 2900, Houston, Texas 77002
Superior Energy Services-North America Services, Inc.	Delaware	45-4535131	1001 Louisiana Street, Suite 2900, Houston, Texas 77002
Superior Inspection Services, L.L.C.	Louisiana	72-1454991	1001 Louisiana Street, Suite 2900, Houston, Texas 77002
Warrior Energy Services Corporation	Delaware	20-8009424	1001 Louisiana Street, Suite 2900, Houston, Texas 77002
Wild Well Control, Inc.	Texas	74-1873477	1001 Louisiana Street, Suite 2900, Houston, Texas 77002
Workstrings International, L.L.C.	Louisiana	72-1340390	1001 Louisiana Street, Suite 2900, Houston, Texas 77002

Item 1.	General information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency – United States

Department of the Treasury,                  Washington, D.C. 20219

Federal Reserve Bank, San Francisco, California 94105

Federal Deposit Insurance Corporation, Washington, D.C. 20429

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Pursuant to General Instruction B of Form T-1, no responses are included for Items 3-15 of this Form T-1 because the obligor is not in default as provided under Item 13 and the trustee is not a foreign trustee as provided under Item 15.

Item 16.	List of exhibits.

List below all exhibits filed as a part of this statement of eligibility.

Exhibits identified in parentheses below as being previously filed with the United States Securities and Exchange Commission are incorporated herein by reference as exhibits hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., as now in effect (Exhibit 1 to Form T-1 filed on September 8, 2008, in connection with Registration Statement No. 333-135006).

2.	A copy of the certificate of authority of the trustee to commence business (Exhibit 2 to Form T-1 filed on January 11, 2005, in connection with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed on September 8, 2008, in connection with Registration Statement No. 333-135006).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed on October 28, 2009, in connection with Registration Statement No. 333-162713).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 23rd day of February, 2018.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

EXHIBIT 6

The consent of the trustee required by Section 321 (b) of the Trust Indenture Act of 1939

February 23, 2018

United States

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of the Indenture between SESI, L.L.C., each of the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

The Bank of New York Mellon Trust Company, N.A.

By:	/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business December 31, 2017, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,247
Interest-bearing balances	533,579
Securities:
Held-to-maturity securities	0
Available-for-sale securities	542,018
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	10,756
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures 0
Intangible assets:
Goodwill	856,313
Other intangible assets	24,347
Other assets	121,741

Total assets	$2,093,001

LIABILITIES

Deposits:
In domestic offices		602
Noninterest-bearing	602
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		0
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		222,312
Total liabilities		222,914
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,123,124
Not available
Retained earnings		747,028
Accumulated other comprehensive income		(1,065)
Other equity capital components		0
Not available
Total bank equity capital		1,870,087
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,870,087

Total liabilities and equity capital		2,093,001

I, Matthew J. McNulty, CFO of the above-named bank, do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty    )         CFO

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President     )

William D. Lindelof, Director        )             Directors (Trustees)

Alphonse J. Briand, Director          )